Exhibit 1(ii)
Qimonda Finance LLC
[•]% Senior Convertible Notes due 2013
Guaranteed on a senior basis by Qimonda AG
UNDERWRITING AGREEMENT
February [•], 2008
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
As Representatives of the Several Underwriters listed in Schedule A hereto,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue
New York, N.Y. 10010-3629
Dear Sirs:
     1.1. Introductory. Qimonda Finance LLC, a limited liability company formed in Delaware (the “Issuer”), agrees with the Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell, and the Underwriters severally agree to purchase from the Issuer, $[•] in aggregate principal amount of [•]% Senior Convertible Notes due 2013 (the “Securities”) pursuant to the terms of this Underwriting Agreement. The Issuer also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than $[•] additional principal amount of Securities (the “Optional Securities”) as set forth below. The Securities and the Optional Securities are hereinafter together referred to as the “Offered Securities”. The Offered Securities will be unconditionally and irrevocably guaranteed (the “Guarantee”) on a senior basis as to due and punctual payment of all of the obligations of the Issuer thereunder and under the Indenture (as defined below) including, but not limited to, payment of the principal amount at maturity and interest, if any, by Qimonda AG, a stock corporation incorporated in the Federal Republic of Germany (“Germany”) and registered with the commercial register of the Local Court in Munich under the number HRB 152545 (the “Guarantor”), which owns all of the issued and outstanding limited liability company interests of the Issuer. The Offered Securities will be convertible into registered ordinary shares of the Guarantor to be deposited with the Depositary who will issue American Depositary Shares (the “ADSs”, and each, an “ADS”) representing the registered ordinary shares of the Guarantor (collectively, the “Underlying Securities”). The Offered Securities are issued pursuant to the provisions of an indenture, dated on or about the First Closing Date (the “Indenture”) among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
     The Issuer and the Guarantor will enter into a loan agreement, to be dated on or about the First Closing Date (the “Loan Agreement”), pursuant to which the Issuer will loan to the Guarantor an amount equal to the aggregate principal amount of the Offered Securities. Pursuant to an assignment agreement, the Issuer will assign its claim for repayment of principal under the Loan Agreement against the Guarantor to the Conversion Agent for the benefit of the holders of Offered Securities (the “Assignment”). Citigroup Global Markets Inc. (“Citi”), Credit Suisse

Securities (USA) LLC (“Credit Suisse”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) shall act as representatives (the “Representatives”) of the Underwriters.
     Each ADS will represent one ordinary share of the Guarantor. The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated as of August 14, 2006 (“the Deposit Agreement”), by and among the Guarantor and Citibank N.A. (the “Depositary”) and the holders and beneficial owners, from time to time, of the ADSs and ADRs issued thereunder. Each reference herein to an ADR shall include the corresponding ADS, and vice versa. The Offered Securities will be offered in a public offering in the United States of America and in private placements to qualified investors in other jurisdictions (the “Offering”).
     The Issuer and the Guarantor hereby agree with the Underwriters as follows:
     2. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing of Registration Statement. The Guarantor has filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form F-3 (No. 333–145983) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses, not earlier than three years prior to the date hereof. Certain terms are defined at the end of this subsection. Such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and to the Guarantor’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the most recent time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(a) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offered Securities to be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date thereof; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     For purposes of this Agreement:
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 6:30 pm (Eastern time) on the date of this Agreement.

     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” with respect to any part of the Registration Statement means the date of the Effective Time thereof.
     “Effective Time” with respect to any part of the Registration Statement means the date and time as of which such part of the Registration Statement became effective upon filing pursuant to Rule 462(e).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Guarantor’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) On the respective Effective Date for each part of the Registration Statement (for the avoidance of doubt such Effective Date shall be no later than the later of the First Closing Date and, if any, the Optional Closing Date), on the date of this Agreement, and on each Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of this Agreement, and at the time of filing of the Prospectus pursuant to Rule 424(b), and on each Closing Date, the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof, (iii) the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; provided that no such documents were filed with the Commission since the Commission’s close of business on the business day (which term shall mean for this subsection (b)(iii) any day when the Commission’s office in Washington D.C. is open for business) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except for such other documents as were delivered to you prior to the Applicable Time.
     (c) Filing and Effectiveness of Registration Statement in respect of the ADSs. (i) Registration statements on Form F-6 (No. 333-136068 and No. 333-147539) in respect of the ADSs have been filed with the Commission and are effective pursuant to the Rules and Regulations (such registration statements, including all exhibits thereto being hereinafter referred to as the “ADS Registration Statements”), (ii) the ADS Registration Statements comply and, as amended or supplemented will comply in all material respects with the Act and the applicable Rules and Regulations, (iii) the ADS Registration Statements do not and, on each Closing Date and as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (iv) no stop order suspending the effectiveness of the ADS Registration Statements have been issued and no proceeding for that purpose has been instituted or threatened by the Commission.
     (d) Ineligible Issuer Status. At the time of filing of the Registration Statement, at the earliest time after the filing of the Registration Statement that the Issuer, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities, and at the date of this Agreement, neither the Issuer nor the Guarantor (i) was or is an “ineligible issuer,” as defined in Rule 405 and (ii) was or, in the preceding three years, had been the subject of a bankruptcy petition or insolvency or similar proceeding.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Pricing Prospectus, dated February 5, 2008, and the other information stated in Schedule F to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply (i) to statements in or omissions from the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee on Form T-1.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Guarantor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in any part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any part of the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Guarantor has promptly notified or will promptly notify the Representatives and (ii) the Guarantor has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Good Standing of the Issuer and the Guarantor. The Issuer has been duly formed and is an existing limited liability company (“LLC”) in good standing under the laws of the State of Delaware, with LLC power and authority to own its properties and conduct its business as described in the General Disclosure Package; the Issuer is duly qualified to transact business as a foreign LLC and is in good standing (if applicable) under the laws of each jurisdiction in which it owns, leases or operates its properties or conducts its business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Guarantor and its subsidiaries taken as a whole (“Material Adverse Effect”). The Guarantor is a stock corporation

(Aktiengesellschaft) duly registered with the Commercial Register in Munich, Germany, and is validly existing under the laws of Germany, has the corporate power and authority to own, lease and operate its property as described in the General Disclosure Package and the Prospectus and to conduct its business and is duly qualified to transact business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns, leases or operates its properties or conducts its business so as to require such qualification, except to the extent that the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.
     (h) Subsidiaries. Each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Schedule C (each such subsidiary a “Material Subsidiary” and, collectively, the “Material Subsidiaries”). Each Material Subsidiary has been duly incorporated and is existing and in good standing, if applicable, under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each Material Subsidiary has been duly qualified to do business as a foreign corporation in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the General Disclosure Package and the Prospectus, the capital stock of each Material Subsidiary, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (i) Offered Securities and Share Capital of Issuer and Guarantor. The Offered Securities have been duly authorized by the Issuer and, assuming the due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer and executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute the legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law) and conform to the description of the Offered Securities contained in the General Disclosure Package and the Prospectus; all outstanding limited liability company interests of the Issuer and outstanding shares of capital stock of the Guarantor have been duly authorized; the equity capitalization of the Issuer and the Guarantor is as set forth in the General Disclosure Package and the Prospectus; all limited liability company interests of the Issuer and outstanding shares of capital stock of the Guarantor have been validly issued and are fully paid, nonassessable and freely transferable; there are no preemptive rights of any existing members or shareholders in connection with the offer and sale of the Offered Securities; none of the limited liability company interests of the Issuer and outstanding shares of capital stock of the Guarantor have been issued in violation of any preemptive or similar rights of any security holder. The share capital of the Guarantor has been increased conditionally (bedingtes Kapital) up to an amount of €165,000,000 by issuing up to 82,500,000 ordinary shares of the Guarantor; the Guarantor is aware, after a reasonable investigation, of no action having been brought to challenge the resolution of the shareholders’ meeting of the Guarantor upon which such conditional capital is based; such conditional capital was registered in the commercial register of the local court of Munich on February 1, 2008, all necessary resolutions of the management board of the Guarantor have been taken and all consents have been given by the supervisory board of the Guarantor, such resolutions and consents each being based on valid resolutions of the shareholders’ meeting of the Guarantor, to issue the Offered Securities through the Issuer and to exclude the preemptive rights of the existing shareholders of the Guarantor in respect of the Offered Securities; such resolutions and consents have not been withdrawn or suspended and the Guarantor is aware, after a reasonable investigation, of no actions having been brought by any shareholder of the Guarantor to challenge any of the resolutions or any of the consents so given.
     (j) Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Issuer or the Guarantor and any person that would give rise to a valid claim against the Issuer or the Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (k) Registration Rights. Except for any obligations indirectly arising out of the terms and conditions of the Offered Securities and except as provided in (i) the terms and conditions of the 1.375% €215,000,000 Guaranteed Subordinated Exchangeable Notes due August 2010 of Infineon Technologies Investment B.V. and (ii) any intercompany agreements between the Guarantor and Infineon or any of Infineon’s affiliates, there are no contracts, agreements or understandings between the Issuer or the Guarantor and any person granting such person the right to require the Issuer or the Guarantor to file a registration statement under the Act with respect to any securities of the Issuer or the Guarantor owned or to be owned by such person or to require the Issuer or the Guarantor to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer or the Guarantor under the Act (collectively, “registration rights”).
     (l) Listing. The ADSs are listed on the New York Stock Exchange.
     (m) Absence of Further Requirements. Other than approval to admit the Securities for listing in the Open Market of the Frankfurt Stock Exchange, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court in the jurisdictions listed on Schedule D attached hereto) is required to be obtained or made by the Issuer or the Guarantor for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the issuance, offering and sale of the Offered Securities by the Issuer and the Guarantee by the Guarantor, except such as have been obtained, or made and such as may be required under German, U.S. state securities or blue sky laws.
     (n) Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Guarantor and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (other than Intellectual Property, with regard to which warranties are given by the Guarantor pursuant to Section 2(v) hereof), in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Guarantor and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Indenture and the issuance, offer and sale of the Offered Securities and the Guarantee will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or other than pursuant to and arising out of the Assignment, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Guarantor or any of its subsidiaries, (ii) any statute, rule, regulation of any governmental agency or body or any court, domestic or foreign, or, to the Guarantor’s knowledge, any order of any U.S. or German governmental agency or body of court, in each case having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties, (iii) or any agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the properties of the Guarantor or any of its subsidiaries is subject except, in the case of this clause (iii), where any such breach, violation, default or lien of any such agreement or instrument would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries.

     (p) Absence of Existing Defaults and Conflicts. Neither the Guarantor nor the Issuer nor any of the Guarantor’s Material Subsidiaries is in violation of its respective charter or by-laws nor is the Guarantor, any of its subsidiaries or the Issuer in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor.
     (r) Guarantee. The Guarantee has been duly authorized by the Guarantor and, when executed by the Guarantor and delivered in accordance with the terms of the Indenture, will constitute a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law).
     (s) Indenture and Loan Agreement. The Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and has been duly qualified under the Trust Indenture Act; when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered; assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a legal, valid and binding instrument of each of the Issuer and the Guarantor enforceable against each of the Issuer and the Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law); the Loan Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor and constitutes a legal, valid and binding instrument of each of the Issuer and the Guarantor enforceable against each of the Issuer and the Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law).
     (t) Possession of Licenses and Permits. The Guarantor and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses (other than licenses relating to Intellectual Property with regard to which warranties are given pursuant to Section 2(v) below) and permits (“Licenses”) used in conducting its business as it is now conducted by them or proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where a failure to possess or comply with the terms of any such License would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (u) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Guarantor, is imminent, that could reasonably be expected to have a Material Adverse Effect.
     (v) Possession of Intellectual Property. Except as set forth in the General Disclosure Package and the Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, the Guarantor, directly or through its subsidiaries, has (subject to any conflicts or infringements covered exclusively by the next succeeding sentence) sufficient interests in or rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology know-how, information, proprietary rights and processes (“Intellectual Property”) for the Guarantor’s current business affairs (being the business of the Guarantor and its subsidiaries taken as a whole) as described in the General Disclosure Package and the Prospectus. Except as disclosed in the General Disclosure Package and the Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, (i) to the Guarantor’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Guarantor or its subsidiaries, and (ii) there is no pending or, to the Guarantor’s knowledge, threatened action, suit, proceeding or claim by others challenging the Guarantor’s or any subsidiary’s rights in or to, any of the Guarantor’s Intellectual Property Rights, and the Guarantor is unaware of any facts that would form a reasonable basis for any such claim, provided, however, that the representations made in each of (i) and (ii) are based on the evaluation the Guarantor could reasonably conduct on the dates on which such representations were made. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Guarantor nor any of its Material Subsidiaries has received any written communications alleging that the Guarantor or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity other than any such as could not reasonably be expected, based on the evaluation the Guarantor could reasonably conduct by the date on which the representation in this Section 2(v) is being made, to have a Material Adverse Effect. The Guarantor and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their respective confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession, where the dissemination of such information could reasonably be expected to have a Material Adverse Effect.
     (w) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or, to the Guarantor’s knowledge, any order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Guarantor is not aware of any pending investigation which might lead to such a claim.
     (x) Accurate Disclosure.  The statements in the General Disclosure Package and the Prospectus under the headings “Our Business- Our History”, “Risk Factors- Risks related to our operations-Some of our agreements with strategic partners, such as our Inotera Memories joint venture with Nanya, have restrictions on transfers of the shares of the ventures they create that could cause our ownership or equity interest in these ventures to revert to Infineon, if Infineon ceases to be our majority owner”, “Risk Factors-Risks related to our operations-Sanctions in the United States and other countries against us and other DRAM producers for anticompetitive practices in the DRAM industry and related civil litigation may have a direct or indirect material adverse effect on our operations”, “Risk Factors- Risks related to our operations- An unfavorable outcome in the pending securities litigation against Infineon or the incurrence of significant costs in the defense of this litigation may have a direct or indirect material adverse effect on our operations”, “Risk Factors- Risks related to our operations- We may not be able to protect our proprietary intellectual property or obtain rights to intellectual property of third parties needed to operate our business”, “Risk Factors- Risks related to our operations- We may be accused of infringing the intellectual property rights of others”, “Articles of Association” as amended by “Recent Developments”, “Related Party Transactions and Relationships”, “Certain United States Federal Income and German Tax Consequences”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Our Business-Strategic Alliances and Agreements”, “Our Business-Intellectual Property” and “Our Business-Legal Matters”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required by the applicable Rules and Regulations to be presented therein. [to be updated to match 20-F]
     (y) Statistical and Market-Related Data. Any third-party statistical and market-related data included in any part of the Registration Statement, including but not limited to the market reports referred to in the General Disclosure Package and the Prospectus under the heading “Presentation of Financial and Other Information”, are based on or derived from sources that the Guarantor believes to be reliable and accurate.
     (z) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, (i) the Guarantor, its subsidiaries and the Guarantor’s Supervisory Board and Management Board are all in compliance with Sarbanes-Oxley (as defined below) and all applicable Exchange Rules (as defined below); (ii) the Guarantor and each Material Subsidiary maintains a system of internal controls for themselves and their subsidiaries (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (w) transactions are executed in accordance with their respective management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Guarantor’s system of Internal Controls complies with the Securities Laws (as defined below) and is overseen by the audit committee (the “Audit Committee”) of the Guarantor’s Supervisory Board. The Guarantor has not publicly disclosed or reported to the Audit Committee or the Supervisory Board, and within the next 135 days, the Guarantor does not reasonably expect to publicly disclose or report to the Audit Committee or the Supervisory Board, a significant deficiency, material weakness, change in Internal Controls, or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with, the Securities Laws (as defined below). “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB Rules” and “PCAOB,” respectively), and the rules of the New York Stock Exchange (“Exchange Rules”).
     (aa) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer and Chief Financial Officer of the Guarantor that, except as set forth in the General Disclosure Package and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Guarantor’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Guarantor’s disclosure with respect to, any of the Guarantor’s material accounting policies; (ii) any matter which could result in a restatement of the Guarantor’s financial statements and the schedules attached thereto for the annual or interim periods for which financial statements are included in the General Disclosure Package and the Prospectus; or (iii) any Internal Control Event.
     (bb) Litigation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Guarantor, any of its subsidiaries or any of their respective properties that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Guarantor to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Guarantor’s knowledge, threatened or contemplated.

     (cc) Financial Statements. The financial statements included in each part of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Guarantor, its consolidated subsidiaries, and Inotera Memories, Inc. (“Inotera”) as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except that, in the case of Inotera, such financial statements have been prepared in conformity with generally accepted accounting principles in the Republic of China.
     (dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Prospectus, since December 31, 2007 (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries, taken as a whole that is material and adverse to the Guarantor and its subsidiaries, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Guarantor and its subsidiaries.
     (ee) Investment Company Act. Neither the Issuer nor the Guarantor are and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (ff) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of Germany and any political subdivision thereof, all payments and other distributions declared and payable on the Guarantee and all dividends and other distributions declared and payable on the Underlying Securities may be paid by the Guarantor to the holder thereof in Euros that may be converted into foreign currency and freely transferred out of Germany and all such payments made to holders thereof or therein who are non-residents of Germany will not be subject to income, withholding or other taxes under laws and regulations of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein.
     (gg) Compliance with Anti-Bribery and Anti-Money Laundering Laws. Neither the Guarantor nor any of its subsidiaries, nor any director or officer of the Guarantor, nor, to the knowledge of the Guarantor, any agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA or any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any other law, rule or regulation of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as

amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and any Executive order, directive, or regulation pursuant to the authority thereof, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.
     (hh) Absence of Tax Issues. The Guarantor and its subsidiaries have duly filed with the appropriate taxing authorities all U.S. federal, state, local and non-U.S. tax returns, reports and other information (“Tax Returns”) that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Prospectus, the Guarantor and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
     (ii) Insurance Coverage. The Guarantor and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Guarantor or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Guarantor and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as set forth in the General Disclosure Package and Prospectus, there are no claims by the Guarantor or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except as set forth in the General Disclosure Package and the Prospectus, neither the Guarantor nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Guarantor nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.
     (jj) Deposit Agreement and ADSs. The Deposit Agreement has been duly authorized, executed and delivered by the Guarantor and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, under applicable U.S. law and German law constitutes a valid, binding and enforceable agreement of the Guarantor, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Guarantor and the Issuer herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of ordinary shares of the Guarantor in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement free and clear of all liens, encumbrances or claims; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

     (kk) Absence of Manipulation. Neither the Issuer nor the Guarantor has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Issuer or the Guarantor, including the Offered Securities, except that no representation or warranty is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents.
     (ll) Passive Foreign Investment Company. The Guarantor was not a passive foreign investment company (“PFIC”) or a “controlled foreign corporation” as such terms are defined under section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its taxable year ended September 30, 2007 and, based on the Guarantor’s current and projected income, assets and activities, the Guarantor does not expect to be classified as a PFIC for any subsequent taxable year.
     (mm) Personal Jurisdiction. Each of the Issuer and the Guarantor has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.
     (nn) Absence of Immunity from Jurisdiction. The Guarantor and its subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York, (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or this Agreement, the Deposit Agreement or actions to enforce judgments in respect thereof.
     (oo) Contribution Agreements. The contribution agreement between the Guarantor and Infineon Technologies AG (“Infineon”) dated April 25, 2006 (the “Infineon Contribution Agreement”), and the contribution agreement between the Guarantor and Infineon Technologies Holding B.V., a corporation incorporated in The Netherlands (“Holding”) dated May 4, 2006 (the “Holding Contribution Agreement, and together with the Infineon Contribution Agreement, the “Contribution Agreements”) are valid, legally binding and enforceable against the Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles. The Guarantor has duly performed all of the obligations under each of the Contribution Agreements required to be performed by it as of the date on which the representation in this Section 2(oo) is being made.
     (pp) Foreign Assets Control. Neither the Guarantor nor any of its subsidiaries nor any director or officer, of the Guarantor or the Issuer, nor, to the knowledge of the Guarantor or the Issuer, any agent, employee or affiliate of the Guarantor or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
     (qq) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, each of the Guarantor and the Issuer was a “well-known seasoned issuer” as defined in Rule 405 under the Act.
     (rr) Absence of Stamp Duties and Transfer Taxes. No stamp or other issuance or transfer taxes or duties or similar taxes are payable in the United States or Germany by or on behalf of the Underwriters, the Issuer, the Guarantor or the purchasers of the Offered Securities to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of Offered Securities by the Issuer and the Guarantee by the Guarantor, in accordance with the terms of this Agreement; (ii) the sale and delivery by the

Underwriters of Offered Securities in accordance with the terms of this Agreement to purchasers thereof; and (iii) pursuant to the laws applicable as of the date hereof, the issuance and delivery of the Underlying Securities.
     (ss) Conversion. When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into registered ordinary shares of the Guarantor in accordance with the terms of the Indenture; the Underlying Securities to be issued upon conversion of such Offered Securities have been duly authorized for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the terms of the Underlying Securities conform to the description thereof contained in the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Underlying Securities to be issued upon conversion.
     (tt) Ranking. Upon issue, (i) the Offered Securities will constitute direct and unsubordinated obligations of the Issuer and will rank pari passu without any preference among themselves with all other present and future unsubordinated obligations of the Issuer and (ii) the Guarantee will constitute a direct and unsubordinated obligation of the Guarantor and will rank pari passu with all other present and future unsubordinated obligations of the Guarantor.
     (uu) Finance Subsidiary. As of the date of this Agreement, the Issuer is a direct wholly-owned subsidiary of the Guarantor and has no assets nor liabilities, contingent or otherwise, and has not traded or carried on any business whatsoever, in each case other than that related to its formation, continued existence and good standing and for the authorization and sale of the Offered Securities, whether for its own account or otherwise.
     3. Purchase, Sale and Delivery of the Offered Securities.
     (a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein: (i) the Issuer agrees to issue and sell to each Underwriter and each Underwriter agrees to purchase from the Issuer, severally and not jointly, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule E hereto under the column captioned “Principal Amount of Securities to be Purchased from Issuer” at a purchase price (the “Purchase Price”) of 100% of the principal amount thereof on the First Closing Date (as defined below), and (ii) the Issuer agrees to issue and sell and the Underwriters agree to purchase from the Issuer, at the option of the Underwriters, severally and not jointly, not more than the aggregate principal amount of Offered Securities set forth in Schedule E hereto in the column captioned “Principal Amount of Optional Securities to be purchased from the Issuer if Over-Allotment Exercised in Full”, at a purchase price (the “Optional Purchase Price”) of 100% of the principal amount thereof, it being understood that if any Optional Securities are sold, each Underwriter agrees to purchase that number of Optional Securities which bears the same proportion to the total number of Optional Securities as the proportion of the principal amount of Offered Securities purchased by such Underwriter to the total principal amount of Offered Securities purchased by all Underwriters. With respect to the Offered Securities and as consideration for the purchase thereof, [Citi] as the settlement agent of the Underwriters (the “Settlement Agent”) will pay to the Issuer (the day of payment of the Firm Proceeds Amount against delivery of the Offered Securities shall be the “First Closing Date”), the sum total in U.S. dollars of the Purchase Price, the (“Firm Proceeds Amount”) against payment by the Issuer to the Settlement Agent, for the account of the Underwriters, of the sum total in U.S. dollars of [•]% of the principal amount of the Offered Securities plus any expenses payable but not yet paid by the Issuer to the Underwriters pursuant to, and evidenced as provided in, Section 5(n) hereof. With respect to the Optional Securities and as consideration for the purchase thereof, the Settlement Agent will pay to the Issuer, on each Optional Closing Date, the sum total in U.S. dollars of the Optional Purchase Price of the Optional Securities purchased on such Optional Closing Date (the “Optional Proceeds Amount”) against payment by the Issuer to the Settlement Agent of the sum total in U.S. dollars of [•] of the principal amount of the Optional Securities purchased on such Optional Closing Date.
     (b) On each Closing Date the Issuer will deliver against payment of the purchase price therefor the Offered Securities in the form of one or more permanent global securities in registered definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent

Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the General Disclosure Package. The Global Securities will be made available, at the request of the Representative, for checking at least 24 hours prior to such Closing Date.
     (c) The Underwriters may exercise their option to purchase the Optional Securities against payment of the Optional Proceeds Amount from time to time for a period of not more than 30 days after the date of the Prospectus by giving written notice to the Issuer. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Securities set forth opposite such Underwriter’s name bears to the total number of Securities and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Securities. No Optional Securities shall be sold or delivered unless the Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities, to the extent not previously exercised, may be surrendered and terminated at any time upon notice by the Representatives to the Issuer. The time for the payment of the Optional Proceeds Amount against delivery of the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after a written notice of election to purchase the Optional Securities is given. The Issuer will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the Optional Proceeds Amount in Federal (same day) funds by official bank check or checks or wire transfer to an account maintained by the Issuer with an affiliate of the Settlement Agent in New York, New York on each Optional Closing Date. The Optional Securities being purchased on each Optional Closing Date will be in the form of one or more permanent global securities in registered definitive form.
     4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.
     5. Certain Agreements. The Issuer and the Guarantor jointly and severally agree with the several Underwriters that:
          (a) Additional filings. The Guarantor will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Guarantor will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.
          (b) Filing of Amendments; Response to Commission Requests. The Guarantor will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement, the Basic Prospectus or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent which will not be unreasonably withheld or delayed; and the Guarantor will also advise the Representatives promptly of (i) the effectiveness of any part of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of the Basic Prospectus or the Prospectus, (iii) any request by the Commission or its staff for any amendment to any part of the Registration Statement, for any supplement to the Basic Prospectus or the Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a part of the Registration Statement, or the threatening of any proceeding for that purpose, and (v) the receipt by the Guarantor of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Guarantor will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof; if required by Rule 430B(h) under the Act, the Guarantor will prepare a form of prospectus and, subject to the Representatives’ consent, which will not be unreasonably withheld or delayed, to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus without the Representatives’ consent, which will not be unreasonably withheld or delayed.
          (c) Duty to Amend or Supplement the General Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Guarantor will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
          (d) Duty to Amend or Supplement the Prospectus. If, at any time, when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Guarantor will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
          (e) Availability of Earnings Statement. As soon as practicable, but not later than the Availability Date (as defined below), the Guarantor will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (for the avoidance of doubt such Effective Date shall be the date of inclusion in the Registration Statement of the prospectus supplement covering the Offered Securities pursuant to Rule 430B(f)(1) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Guarantor’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
          (f) Copies of Registration Statements and Prospectuses. The Guarantor will furnish to the Representatives copies of the Registration Statement (of which three will be signed and will include all exhibits), the Basic Prospectus, the Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, if practicable, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Guarantor will pay the expenses of printing and distributing to the Underwriters all such documents.
          (g) Qualification of Offered Securities. The Issuer will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably request and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Issuer or the Guarantor be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject, (iii) subject itself to taxation in any such jurisdiction or (iv) qualify the Offered Securities for sale pursuant to a public offering other than in the United States.

          (h) Annual Report to Stockholders. During the period of five years hereafter, the Guarantor will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Guarantor will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Guarantor filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Guarantor as the Representatives may reasonably request. However, so long as the Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
          (i) Absence of Manipulation. Neither the Issuer nor the Guarantor will take, directly or indirectly, any action designed to or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any securities of the Issuer or the Guarantor, including the Offered Securities, except that no representation, warranty or agreement is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents to facilitate the sale or resale of the Offered Securities.
          (j) Stamp and Other Taxes. The Issuer and the Guarantor will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities or the Underlying Securities and on the execution and delivery of this Agreement. All payments to be made by the Issuer or the Guarantor hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or the Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
          (k) Lock-Up Period. For the period specified below (the “Lock-Up Period”), the Guarantor and its subsidiaries will not without the prior written consent of the Representatives, directly or indirectly, take any of the following actions with respect to its ordinary shares or the ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or the ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement or a prospectus under Rule 430B under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action. The Lock-Up Period will commence on the date hereof and expire on the day that is 60 days from the day hereof or such earlier date that the Representatives consent to in writing. The above shall not apply to (i) the Offered Securities to be issued and sold hereunder; (ii) the issuance and/or delivery of Underlying Shares upon conversion of Offered Securities contemplated to be issued pursuant to this Agreement, (iii) the issuance by the Guarantor of shares or options pursuant to any stock option or employee share purchase plans or warrants or the conversion of a security outstanding on the date hereof which the Underwriters have been advised in writing; (iv) securities issued as consideration in connection with any strategic acquisition, investment or alliance to be entered into by the Guarantor or any of its affiliates; and (v) any securities issued in the course of an increase in capital of the Guarantor against contributions of assets (other than current assets); provided, in the cases of clauses (iv) and (v), that the transferee agrees in writing to be bound by the terms of this subsection 5(k).
          (l) The Guarantor will pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(l) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

          (m) Use of Proceeds. Except as disclosed in the General Disclosure Package and the Prospectus, the Issuer does not intend to use any of the proceeds from the issuance and sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
          (n) Expenses. The Guarantor will pay all expenses incident to the performance of the obligations of the Guarantor and the Issuer will pay all expenses incident to the performance of the obligations of the Issuer under this Agreement, including but not limited to (A) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the state securities or “blue sky” laws of such jurisdictions in the United States as the Representatives reasonably request (including those reasonable fees and disbursements of counsel to the Underwriters incurred in connection with such qualifications) and the preparation and printing of memoranda relating thereto, (B) costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (C) the Guarantor’s costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Guarantor’s officers and employees and any other expenses of the Guarantor including the chartering of airplanes, (D) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, (E) expenses incurred in relation to the listing of the Offered Securities on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange (as defined below), (F) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (G) fees and expenses of the Trustee, Paying Conversion and Calculation Agent. In addition to the foregoing, the Issuer will pay the Representatives on behalf of the Underwriters on the First Closing Date reasonable legal and out-of-pocket expenses incurred by the Underwriters (up to an aggregate amount of $450,000, exclusive of Value Added Tax or similar taxes, if such tax or taxes are applicable).
          (o) The Issuer and the Guarantor will cause the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.
          (p) Reserved.
          (r) The Guarantor will cause all ADSs issuable upon conversion of the Offered Securities to be listed on the New York Stock Exchange (or such other U.S. securities exchange that is at the time the principal trading market for the ADSs).
          (s) The Guarantor will upon conversion of the Offered Securities make the Underlying Securities available for exchange in accordance with the terms of the Offered Securities, the Indenture and this Agreement.
          (t) The Issuer and the Guarantor agree (i) that they will use their best efforts to ensure that an eligible listing partner of the Frankfurt Stock Stock Exchange (Frankfurter Wertpapierbörse) will make an application to list the Offered Securities on the Open Market (formerly Regulated Unofficial Market) (Freiverkehr) organized by Deutsche Börse AG on the Frankfurt Stock Exchange (the “Open Market”) as soon as reasonably possible, (ii) that they will use all reasonable endeavors to fulfill the formal requirements for the inclusion of the Offered Securities in the Open Market, and (iii) that they will use all reasonable endeavors to maintain such inclusion in the Open Market until none of the Offered Securities is outstanding.
     6. Free Writing Prospectuses. The Issuer and the Guarantor represent and agree jointly and severally that, unless it obtains the prior consent of the Representatives, not to be unreasonably withheld, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer, the Guarantor and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Issuer, the Guarantor and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer and the Guarantor represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Issuer and the Guarantor represent that they have satisfied and agree that they will satisfy the conditions in Rule 433 able to be satisfied on their part to avoid a requirement to file with the Commission any electronic road show; provided, however, that no such representation or agreement is made with respect to any action or failure to act by or on behalf of any Underwriter.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Issuer and the Guarantor herein (as though made on such Closing Date), to the accuracy of the statements of the officers of the Issuer and the Guarantor made in the respective Officer’s Certificate issued by such officers, to the performance by the Issuer and the Guarantor of their obligations hereunder and to the following additional conditions precedent (as applicable):
          (a) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated such Closing Date and addressed to the Underwriters, of KPMG confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of SAS 72 hereto (except that the specified cut-off date referred to in such letter shall be a date no more than three days prior to such Closing Date).
          (b) Filings. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof; prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Guarantor or the Representatives, shall be contemplated by the Commission and no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received.
          (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries taken as a whole which, in the judgment of the majority in interest of the Underwriters including the Representatives is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating, if any, of debt securities of the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or German or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the majority in interest of the Underwriters, including the Representatives, impractical to market or enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or, for so long as the Offered Securities are listed on the Frankfurt Stock Exchange, the Frankfurt Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York or German authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Germany or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Germany, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
          (d) Opinion and Disclosure Letter of U.S. Counsel for the Issuer and the Guarantor. The Representatives shall have received an opinion and a disclosure letter, each dated the First Closing Date and addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Issuer and the Guarantor, in the respective forms of Exhibit B and Exhibit C hereto.
          (e) Opinion of German Counsel for the Issuer and the Guarantor. The Representatives shall have received an opinion dated the First Closing Date and addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Issuer and the Guarantor, in the form of Exhibit D hereto.
          (f) Opinion of In-House Counsel for the Guarantor. The Representatives shall have received an opinion dated the First Closing Date and addressed to the Underwriters of the in-house legal department of the Guarantor in the form of Exhibit E hereto.
          (g) Opinion and Disclosure Letter of U.S. Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, U.S. counsel for the Underwriters, such disclosure letter, opinion or opinions, each dated the First Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Issuer and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (h) Opinion of German Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, German counsel for the Underwriters, such opinion or opinions, dated the First Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Issuer and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (i) (1) Officer’s Certificate of the Guarantor. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Guarantor and a principal financial or accounting officer of the Guarantor in which such officers shall state that: the representations and warranties of the Guarantor in this Agreement are true and correct; the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any part of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge (based solely on a telephonic confirmation of a representative of the Commission), are contemplated by the Commission and no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.
          (2) Officer’s Certificate of the Issuer. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Issuer and a principal financial or accounting officer of the Issuer in which such officers shall state that: the representations and warranties of the Issuer in this Agreement are true and correct; and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          (j) The Representatives shall have received from Infineon, prior to the First Closing Date, a lock-up letter substantially in the form attached hereto as Exhibit F.
          (k) Opinion of Delaware Counsel for the Issuer and the Guarantor. The Representatives shall have received an opinion dated the First Closing Date and addressed to the Underwriters of Richards, Layton & Finger, P.A., Delaware Counsel for the Issuer and the Guarantor in the form of Exhibit G.

               The Issuer and the Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Optional Closing Date or otherwise.
          8. Termination. The Representatives may at their option and in their sole discretion on behalf of the several Underwriters terminate this Agreement on or prior to the First Closing Date if any of the conditions referred set forth in Section 7 hereof has not been satisfied on the First Closing Date (such failure to satisfy any of the conditions set forth in Section 7 hereof they shall constitute a “Termination Event”), it being understood that before the Representatives terminate this Agreement pursuant to Section 7(c) hereof, they shall notify the Guarantor, if practicable in the sole discretion of the Representatives, of their decision to terminate this Agreement pursuant to Section 7(c). If the Issuer or the Guarantor determines that any of the conditions precedent described in Section 7 hereof is not or not any more fulfilled at any time after execution of this Agreement and prior to the First Closing Date, or that a material adverse change pursuant to Section 7(c) has occurred, it shall notify the Representatives of such circumstances without undue delay. Any termination of this Agreement shall not affect the obligations of the Issuer and the Guarantor to indemnify the Underwriters or to contribute to their losses pursuant to Section 9 and to pay costs and expenses pursuant to Section 5.
          9. Indemnification and Contribution.
(a) Indemnification of Underwriters by the Issuer and the Guarantor. The Issuer and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter and their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, whether or not such Indemnified Party is party thereto, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise of or are based upon any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in connection with the enforcement of this provision, with respect to any of the above, as such expenses are incurred; provided, however, that the Issuer and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Issuer and the Guarantor by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Issuer, the Guarantor, each of their directors and each of their officers who signs a Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the discounts, concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting”, the information on stabilization contained in the ninth, tenth and twenty-fourth paragraphs under the caption “Underwriting”, the information on discretionary sales contained in the eleventh paragraph under the caption “Underwriting”, and the information on allocations to on-line accounts contained in the twenty-eighth paragraph under the caption “Underwriting”.
     (c) Actions against Parties; Notification. Promptly after receipt by an Indemnified Party or Underwriter Indemnified Party under this Section or Section 11 of notice of the commencement of any action, such Indemnified Party or Underwriter Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 11, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party or Underwriter Indemnified Party otherwise than under subsection (a) or (b) above or Section 11. In case any such action is brought against any Indemnified Party or Underwriter Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party or Underwriter Indemnified Party (who shall not, except with the consent of the Indemnified Party or Underwriter Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party or Underwriter Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party or Underwriter Indemnified Party under this Section or Section 11 for any legal or other expenses subsequently incurred by such Indemnified Party or Underwriter Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the Indemnified Party or the Underwriter Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party or Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party or Underwriter Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party or Underwriter Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party or Underwriter Indemnified Party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party or Underwriter Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).
     (e) Control Persons. The obligations of the Issuer and the Guarantor under this Section or Section 11 shall be in addition to any liability which the Issuer and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer and the Guarantor, to each officer of the Issuer and the Guarantor who has signed any part of the Registration Statement and to each person, if any, who controls the Issuer and the Guarantor within the meaning of the Act.
     10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Issuer and the Guarantor for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Issuer and the Guarantor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, then the non-defaulting Representatives may, in their discretion, terminate each Underwriter’s obligation to purchase the Offered Securities (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to Offered Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuer, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Issuer will reimburse the Underwriters for all out-of-pocket expenses in accordance with Section 5(B)(a) and the respective obligations of the Issuer, the Guarantor and the Underwriters pursuant to Section 9 hereof and the obligations of the Issuer and the Guarantor pursuant to this Section 11 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to Michael Munn, Vice President and General Counsel, or if sent to the Guarantor, will be mailed, delivered or telegraphed and confirmed to Qimonda AG, Gustav-Heinemann-Ring 212, 81739 Munich, Attention: Dr. Michael Majerus, Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.
     14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Issuer and the Guarantor acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer or the Guarantor on the one hand, and the Representatives on the other hand has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Issuer or the Guarantor on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth herein under the terms of this Agreement was established by the Issuer and the Guarantor following discussions and arms-length negotiations with the Representatives and the Issuer are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) Absence of Obligation to Disclose. The Issuer and the Guarantor have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer or the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to the Issuer or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Issuer and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Issuer or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer or the Guarantor, including stockholders, employees or creditors of the Issuer or the Guarantor.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     Each of the Issuer and the Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Issuer and the Guarantor irrevocably appoint Qimonda North America Corp., as their authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Issuer or the Guarantor, as appropriate, by the person serving the same to the respective addresses of the Issuer or the Guarantor provided in Section 13, shall be deemed in every respect effective service of process upon the Issuer or the Guarantor in any such suit or proceeding. The Issuer and the Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Issuer and the Guarantor in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Issuer and the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Issuer one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, the Guarantor and the Underwriters in accordance with its terms.

Very truly yours, QIMONDA FINANCE LLC

By:
Name:

Title:

By:
Name:

Title:

QIMONDA AG
By:
Name:

Title:

By:
Name:

Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities inc.
Acting on behalf of themselves
and as the Representatives of the several Underwriters

Citigroup Global Markets Inc.

By

Name:
Title:	Managing Director

Credit Suisse Securities LLC

By

Name:
Title:	Managing Director

Deutsche Bank Securities Inc.

By

Name:
Title:	Managing Director

SCHEDULE A
Underwriters
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
ABN AMRO Inc.
J.P. Morgan Securities Inc.
UniCredit Capital Markets Inc.

SCHEDULE B
1. General Use Free Writing Prospectuses
          “General Use Issuer Free Writing Prospectus” includes each of the following documents:
          The Final Pricing Term Sheet dated February • attached as Schedule F hereto.

SCHEDULE C
List of Significant Subsidiaries as defined in Section 2(h) of the Underwriting Agreement
Qimonda Europe GmbH
Qimonda Dresden GmbH & Co. oHG
Qimonda Holding B.V.
Qimonda Investment B.V.
Qimonda Portugal S.A.
Qimonda Richmond, LLC
Qimonda North America Corp.
Qimonda Asia Pacific Pte. Ltd.
Qimonda (Malaysia) Sdn. Bhd.
Qimonda Module (Suzhou) Co. Ltd.
Qimonda Technologies Suzhou Co. Ltd.
Qimonda Japan K.K.

SCHEDULE D
Jurisdictions listed for purposes of Section 2(m) of the Underwriting Agreement
United States, Canada, Germany, United Kingdom, France, Italy, Spain, Luxembourg, Austria, Belgium,
Denmark, Finland, Guernsey, Jersey, The Netherlands, Norway, Portugal, Spain, Sweden,
Switzerland

SCHEDULE E
Underwriting Commitments of the Underwriters
The table below sets forth the underwriting commitments of each of the Underwriters with respect to the Offered Securities:

Aggregate
Principal
Amount of
		Principal Amount	Offered
		of Optional	Securities
	Principal	Securities to be	Purchased
	Amount of	Purchased from the	( if Over-
	Securities to be	Issuer if Over-	Allotment
	Purchased from	Allotment	Exercised in
Underwriter	Issuer	Exercised in Full	Full)

Total

SCHEDULE F
[full text of final pricing term sheet]

EXHIBIT A
RESERVED

EXHIBIT B
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the
Issuer and the Guarantor (to be delivered pursuant to section 8(d) of the
Underwriting Agreement)
     1. The Underwriting Agreement has been duly executed and delivered by the Issuer and the Guarantor under the laws of the State of New York.
     2. The Deposit Agreement has been duly executed and delivered by the Guarantor under the laws of the State of New York, have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and constitutes a valid, binding and enforceable agreement of the Guarantor.
     3. The Base Indenture and the Supplemental Indenture (including the Guarantee) have been duly executed and delivered by the Issuer and the Guarantor under the laws of the State of New York, have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and constitute valid, binding and enforceable obligations of each of the Issuer and the Guarantor.
     4. Upon due issuance by the Depositary of ADRs (including any master ADR issued in connection therewith) evidencing ADSs against the deposit of the common shares to be offered upon conversion of the Offered Securities by the Guarantor in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the person in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.
     5. The sale by the Issuer of the Offered Securities to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Issuer and the Guarantor of their obligations under the Underwriting Agreement and, in the case of the Guarantor, the Deposit Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended and the Trust Indenture Act(but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or blue sky laws), or (b) result in a breach of any of the terms and provisions of, or constitute a default under, any New York State or United States federal law that in our opinion would normally be applicable to general business entities with respect to such sale or performance (but we express no opinion relating to the antifraud provisions under the United States federal securities laws or any state securities or blue sky laws).
     6. When the Offered Securities have been executed by the Issuer, authenticated by the Trustee in accordance with the terms of each of the Base Indenture and Supplemental Indenture and delivered and paid for as provided in the Underwriting Agreement, the Offered Securities will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Base Indenture and the Supplemental Indenture.
     7. The statements set forth in the Prospectus and the Pricing Prospectus under the heading “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement, the ADRs and the ADSs, provide a fair summary of such provisions; and the statements set forth in the Prospectus and Pricing Prospectus under the heading “Taxation – United States Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Offered Securities by a U.S. shareholder (as defined in the Prospectus and the Pricing Prospectus).
     8. No registration of the Issuer under the Investment Company Act of 1940, as amended, is required for the offer and sale of the Offered Securities by the Issuer in the manner contemplated by the Underwriting Agreement, the Prospectus and the Pricing Prospectus.
     9. Under the laws of the State of New York relating to submission to jurisdiction, the Guarantor has, pursuant to Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement or the Deposit Agreement, as the case may be, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court and (iii) validly appointed Qimonda North America Corp. as its initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected in the manner set forth in Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Issuer in any such action.
     10. Under the laws of the State of New York relating to submission to jurisdiction, the Issuer has, pursuant to Section 17 of the Underwriting Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement, (ii) to the fullest extent permitted by law, validly waived any objection to the venue of a proceeding in any such court and (iii) validly appointed Qimonda North America Corp. as its initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement; and service of process effected in the manner set forth in Section 17of the Underwriting Agreement will be effective to confer valid personal jurisdiction over Qimonda AG in any such action.

EXHIBIT C
Form of Disclosure Letter of Cleary Gottlieb Steen & Hamilton LLP,
U.S. counsel for the Issuer and the Guarantor (to be delivered pursuant to section 8(d) of the
Underwriting Agreement)
     1. The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view) and the ADS Registration Statement, at the time each became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or the ADS Registration Statement or required to be described in the Registration Statement, the ADS Registration Statement or the Final Prospectus that have not been filed or described as required.
     2. The documents incorporated by reference in the Registration Statement and the Final Prospectus (except for the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     3. No information has come to our attention that causes us to believe that either the Registration Statement (except the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view) or the ADS Registration Statement, including the documents incorporated by reference therein, at the time each became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.
     4. No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the [document attached as Exhibit A hereto] (except in each case the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included in the Pricing Prospectus, as to which we express no view), as of [6:30] p.m. New York City Time on [•], 2008, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     5. No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules, other financial data included therein and management’s report on the effectiveness of internal control over financial reporting, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement and the ADS Registration Statement are effective under the Securities Act, and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

     In addition, we confirm to you that, based solely on inquiry of a senior legal officer of the Company, we know of no legal or governmental proceedings to which the Company or any of its subsidiaries is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Company or by us that are required to be disclosed in the Registration Statement or the ADS Registration Statement that are not disclosed in the Pricing Prospectus, the document listed in Schedule I hereto and the Final Prospectus.

EXHIBIT D
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the
Issuer and the Guarantor (to be delivered pursuant to section 8(e) of the
Underwriting Agreement)
1.	the Guarantor is a stock corporation (Aktiengesellschaft), duly registered with the Commercial Register in Munich under HRB 152545, Germany, and validly existing under the laws of Germany with corporate power to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into the Transaction Documents and perform its obligations thereunder;
2.	each of the Transaction Documents to which the Guarantor is a party has been duly executed by the Guarantor; the Loan Agreement and the Assignment Agreement constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms;
3.	the Authorization is valid and in compliance with the German Stock Corporation Act (Aktiengesetz, “AktG”); the issuance of the Bonds has been duly authorized in accordance with all applicable German laws, the Articles of Association of the Guarantor and the Authorization;
4. the shareholders of the Guarantor have no rights to subscribe to the Bonds under the AktG;
5. the Conditional Capital of the Guarantor has been validly created;
6.	when the Conversion Right of a holder of Bonds is validly exercised and the respective Bonds are converted into new shares issued out of the Conditional Capital as provided in the Indenture, such new shares will have been duly issued and fully paid and will be non-assessable; the holders of outstanding shares of the Guarantor will not have any subscription rights under the AktG to acquire such new shares; such new shares will conform to the description thereof contained in the General Disclosure Package and the Prospectus;
7.	the execution by the Guarantor of the Transaction Documents and the performance of its obligations thereunder does not require any consent, approval, authorization or order of or filing with, any governmental agency or body or any court of Germany or any of its political subdivisions and does not infringe any law or regulation of Germany and is not contrary to the provisions of the Articles of Association of the Guarantor;
8.	the choice of law of the State of New York as the governing law of the Underwriting Agreement, the Indenture and the Side Letter will be recognized and given effect by German courts, except to the extent that (x) any of the provisions of New York law applicable to such agreements are manifestly incompatible with the ordre public (within the meaning of Article 6 of the German Introductory Act to the Civil Code (EGBGB)) or (y) there are mandatory provisions of German law (within the meaning of Article 34 of the German Introductory Act to the Civil Code (EGBGB)) which must be applied to the transaction covered by such agreements irrespective of the law otherwise applicable to such agreements;

9.	the Guarantor has validly submitted to the jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York and appointed the process agent pursuant to Section [●] of the Underwriting Agreement;
10.	any final and conclusive judgment for a definite sum obtained for the recovery of amounts due and unpaid under the Underwriting Agreement or the Indenture in a federal or state court in the Borough of Manhattan in The City of New York will be recognized and enforced by the courts of Germany against the Guarantor, respectively, without review of the merits, subject to the limitations of Section 328(1) of the German Code of Civil Procedure (ZPO) which provides that a foreign judgment will not be recognized (a) if, applying German law, the courts in the country of the court having rendered the foreign judgment did not have jurisdiction; (b) if process has not been duly served or has not been served in a timely fashion to permit a defense and the defendant so pleads, unless the defendant has made an appearance; (c) if the judgment is incompatible with a judgment rendered by a German court or a prior judgment rendered by a foreign court which is to be recognized in Germany, or if the proceeding resulting in the judgment to be recognized is incompatible with a proceeding previously commenced in Germany; (d) if a recognition of the judgment would be manifestly contrary to German ordre public, in particular if the recognition would be incompatible with the basic rights under the German Constitution; or (e) if reciprocity is not ensured;
11.	the statements set forth in the General Disclosure Package and the Prospectus under the headings “Management”, “Articles of Association” (as amended by “Recent Developments”), and “Exchange Controls and Limitations Affecting Shareholders”, insofar as such statements purport to summarize certain provisions of the Guarantor’s articles of association, the AktG and other relevant German law, provide a fair summary of such provisions in all material respects;
12.	the statements set forth in the General Disclosure Package and the Prospectus under the headings “Taxation — German Taxation” and “Certain United States Federal Income and German Tax Consequences”, insofar as such statements purport to summarize certain tax laws of Germany, provide a fair summary of the principal German tax consequences for U.S. holders of the Bonds; and
13.	no stamp duties, registration, issue, documentary, transfer or similar taxes or duties are payable by or on behalf of the Underwriters to Germany or any political subdivision or taxing authority thereof or therein in connection with the sale or delivery of the Bonds to the Underwriters pursuant to the Underwriting Agreement or the sale or delivery of the Bonds to the investors as contemplated by the Underwriting Agreement.

EXHIBIT E
Form of Opinion of In-House Legal Department of the Guarantor (to be delivered pursuant to section 8(g) of the Underwriting Agreement)
     1. The Company has a registered share capital (Grundkapital), an authorized share capital (genehmigtes Kapital) and a conditional capital (bedingtes Kapital) as described in the General Disclosure Package (being the basic Prospectus, the Preliminary Prospectus Supplement and any additional “Time of Sale” information) and the Final Prospectus Supplement; all of the outstanding Shares of the Company (i) are validly issued, (ii) are fully paid and non-assessable (nicht nachschusspflichtig), (iii) conform to the description thereof contained in the General Disclosure Package and the Final Prospectus Supplement, and (iv) are not subject to any transfer restrictions under the Articles of Association or applicable provisions of German law except as set forth in the General Disclosure Package and the Final Prospectus Supplement.
     2. The Authorization [i.e., the authorization to issue the Offered Securities and to exclude, subject to certain requirements, the subscription rights of the shareholders of the Company with respect to the Offered Securities] is valid and in compliance with the German Stock Corporation Act (Aktiengesetz), and the issue of the Offered Securities and the Guarantee has been duly authorized in accordance with all applicable German laws, the Articles of Association and the Authorization, and is not subject to subscription rights of the Guarantor’s shareholders.
     3. The Conditional Capital has been validly created in compliance with all applicable laws.
     4. The Underwriting Agreement, the Indenture, the Loan Agreement, the Assignment Agreement and the Deposit Agreement have been duly authorized by the Company and have been duly executed by persons with corporate power to legally represent and bind the Company.
     5. The execution of the Underwriting Agreement, the Indenture, the Loan Agreement, the Assignment Agreement and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the Articles of Association or applicable provisions of German law or any rule, order, or regulation of any German governmental agency or any agreement or instrument governed by German law to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.
     6. Neither the Company nor any of its subsidiaries is in violation of its articles of association and, to the best of our knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, material agreement, material covenant or material condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument governed by German law that is described or referred to in the General Disclosure Package and the Final Prospectus Supplement or filed or incorporated by reference as an exhibit to the General Disclosure Package and the Final Prospectus Supplement.
     7. The statements set forth in the General Disclosure Package and the Final Prospectus Supplement under the headings “Management”, “Articles of Association” and “Exchange Controls and Limitations Affecting Shareholders”, insofar as such statements purport to summarize certain provisions of the Shares, Articles of Association, the German Stock Corporation Act and other relevant German law, provide a fair summary of such provisions an all material respects.
     8. Neither the Company nor any of its properties have any immunity (Immunität) from jurisdiction of any German or from any legal German process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under German law.

EXHIBIT F
Form of Lock-Up Letter of Infineon (to be delivered pursuant to section 8(j) of the
Underwriting Agreement)
[to be agreed, in form and substance satisfactory to the Representatives]
[Infineon Technologies A.G. Letterhead]
February [•], 2008
Qimonda AG
Gustav-Heinemann Ring 212
81739 Munich
Germany
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue New York, NY 10010-3629
Dear Sirs:
     Reference is made to the underwriting agreement (the “Underwriting Agreement”) to be entered on the date hereof among Credit Suisse Securities (USA) LLC (“Credit Suisse”), as representative of several Underwriters, Qimonda Finance LLC, a limited liability company incorporated in Delaware (the “Issuer”), and Qimonda AG, a stock corporation incorporated in the Federal Republic of Germany and registered with the commercial register of the Local Court in Munich under the number HRB 152545 (the “Guarantor”) pursuant to which an offering will be made by the Issuer of up to USD[•] million Senior Convertible Notes due 2013 (the “Securities”) guaranteed on a senior basis by the Guarantor.
     As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), it will not, and will cause its subsidiaries not to, without the prior written consent of Credit Suisse, directly or indirectly, take any of the following actions with respect to the Guarantor’s ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of the Guarantor’s ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, sell, contract to sell or pledge Lock-Up Securities or (ii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities.
     The Lock-Up Period will commence on the date hereof and expire on the day that is [60]days from the day hereof or such earlier date that Credit Suisse consents to in writing. The above shall not apply to (i) the borrowed shares transferred pursuant to the share lending agreement to be entered on the date hereof between Credit Suisse and the undersigned; (ii) transfers of Lock-Up Securities effected within the undersigned’s group of companies, (iii) transactions between the undersigned and the Guarantor in relation to the funding of options granted to directors and employees of the Guarantor or any of its affiliates and (iv) any securities underlying the 1.375% €215,000,000 Guaranteed Subordinated Exchangeable Notes due August 2010 of Infineon Technologies Investment B.V.; in the case of each of clause (ii) and (iii), the transferee agrees in writing to be bound by the terms of this lock-up agreement.
     In furtherance of the foregoing, the Issuer, the Guarantor and their respective transfer agents and registrars are hereby authorized to decline to make any transfer of any Lock-Up Securities if such transfer would constitute a violation or breach of this lock-up agreement.
     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
     This lock-up agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Infineon Technologies A.G.

EXHIBIT G
Opinion of Richards, Layton & Finger, P.A., Delaware Counsel for the Issuer and the Guarantor
(to be delivered pursuant to Section 8(e) of the Underwriting Agreement)
[to be agreed in form and substance satisfactory to the Representatives]
     1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “Act”).
     2. The Company has all necessary limited liability company power and authority to execute and deliver the Indenture and to issue the Securities, and to perform its obligations under the Indenture and the Securities.
     3. The execution and delivery by the Company of the Indenture and the issuance of the Securities, and the performance by the Company of its obligations under the Indenture and the Securities, have been duly authorized by all necessary limited liability company action on the part of the Company; the execution and delivery by the Company of the Indenture and the issuance of the Securities do not, and the performance by the Company of its obligations under the Indenture and the Securities will not, violate applicable provisions law of the State of Delaware.
     4. The execution and delivery by the Company of the Indenture and the issuance of the Securities do not, and the performance by the Company of its obligations under the Indenture and the Securities will not, result in a violation of the Company’s limited liability company charter or by-laws.
NTD: “Indenture” to include the base indenture and the supplemental indenture.

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